Exhibit 99.1

GTT Reports 2012 Financial Results

Revenue Increased 18% to $107.9 Million

Adjusted EBITDA Increased 51% to $13.5 Million

MCLEAN, Va.--(BUSINESS WIRE)--March 19, 2013--GTT, (OTCQB: GTLT), the premiere cloud network provider to clients in over 80 countries worldwide, announced today financial results for the quarter and year ended December 31, 2012. Highlights include:

Full Year

  Increased Revenue by 18.3 percent to $107.9 million as compared to $91.2 million in 2011; and
  Increased Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* by 50.9 percent to $13.5 million compared to $9.0 million in 2011.

Fourth Quarter

  Increased Revenue by 8.0 percent to $27.6 million as compared to $25.5 million in the fourth quarter of 2011; and
  Increased Adjusted EBITDA by 39.7 percent to $3.8 million compared to $2.8 million in the fourth quarter of 2011.

  * See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“GTT had another great year in 2012, full of significant accomplishments and major milestones,” said Richard D. Calder Jr., President and Chief Executive Officer. “We acquired and integrated nLayer into GTT, expanding our network backbone and service portfolio, which further increased our global IP/MPLS network and on-net service revenue. Additionally, we invested $1.8 million in our network to expand service availability and further increase its resiliency and redundancy. We’ve built a state-of-the-art network that provides robust, scalable and secure cloud networking services, thereby strengthening our value proposition in the market.”

“Revenue grew 18.3 percent, surpassing the $100 million threshold in 2012,” stated Michael R. Bauer, Chief Financial Officer. “Adjusted EBITDA grew 50.9 percent year-over-year, up to $13.5 million. Our Adjusted EBITDA margin rose to 12.5 percent in 2012, as compared to 9.8 percent in 2011.”

“Looking ahead to 2013, we will make more significant investments in our organic growth engine as we continue to acquire complimentary businesses,” stated Mr. Calder. “We have organized GTT around two business units: ‘Americas’ and ‘EMEA.’ Each business unit will be responsible for the full scope of the client experience including sales, sales engineering, project management and client account management. We will continue to focus on cloud networking and look to expand our network and service portfolio to serve the enterprise, wholesale and government segments.”

“We are bullish that we can complete at least two additional acquisitions this year and have a strong acquisition pipeline. In February, we closed on IDC Global, a provider of cloud networking, co-location, and managed cloud services with two data centers totalling approximately 10,000 square feet. We see the IDC acquisition as an excellent opportunity to expand our product set and enhance our value proposition to our customers.”

“In summary, we will continue to drive our acquisition growth strategy and we will invest more in our organic growth strategy with the introduction of the business units. We will continue to build on our cloud network platform to deliver a fully managed global network service portfolio.”

“We are very excited about our outlook for another great year in 2013, as we strive to reach our intermediate goals of $200 million in Revenue and $30 million in Adjusted EBITDA.”

Conference Call Information

GTT will hold a conference call on Tuesday, March 19, 2013 at 10:00 a.m. Eastern Time to discuss its results for the quarter and year ended December 31, 2012. To participate in the live conference call, interested parties may dial +1.877.638.9067 or +1.647.438.1131 and enter passcode 5514956. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 5514956. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is the premiere cloud network provider to the world. Powered by our global Ethernet and IP backbone, GTT operates the most interconnected network on the globe. With 15 years of proven experience, GTT delivers simplicity, speed and agility, with an absolute client focus. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenue:
Telecommunications services sold	$27,584	$25,549	$107,877	$91,188

Operating expenses:
Cost of telecommunications services provided	19,509	18,034	76,000	64,198
Selling, general and administrative expenses	4,399	4,878	18,957	18,597
Restructuring costs, employee termination and other items	-	-	701	958
Depreciation and amortization	2,366	1,171	7,296	3,896

Total operating expenses	26,274	24,083	102,954	87,649

Operating income	1,310	1,466	4,923	3,539

Other expense:
Interest expense, net	(1,345)	(912)	(4,686)	(2,491)
Other expense, net	(14)	(141)	(1,054)	(218)
Total other expense	(1,359)	(1,053)	(5,740)	(2,709)

Income (loss) before income taxes	(49)	413	(817)	830

Provision for income taxes	266	486	746	575

Net income (loss)	$(315)	$(73)	$(1,563)	$255

Earnings (loss) per share:
Basic	$(0.02)	$-	$(0.08)	$0.01
Diluted	$(0.02)	$-	$(0.08)	$0.01

Weighted average shares:
Basic	19,089,970	18,746,201	18,960,347	18,599,028
Diluted	19,089,970	18,746,201	18,960,347	18,820,380

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,726	$3,249
Accounts receivable, net of allowances of $748 and $1,516, respectively	11,003	10,855
Deferred contract costs	1,346	1,831
Prepaid expenses and other current assets	1,877	2,197
Total current assets	18,952	18,132
Property and equipment, net	5,494	3,262
Intangible assets, net	20,903	11,828
Other assets	2,614	4,153
Goodwill	49,793	40,950
Total assets	$97,756	$78,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,857	$16,457
Accrued expenses and other current liabilities	13,301	8,325
Short-term debt	7,848	6,677
Deferred revenue	6,588	6,157
Total current liabilities	40,594	37,616
Long-term debt	34,981	21,312
Deferred revenue	234	265
Other long-term liabilities	4,908	1,001
Total liabilities	80,717	60,194

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 19,129,765 and 18,674,860 shares issued and outstanding as of December 31, 2012 and 2011, respectively	2	2
Additional paid-in capital	63,207	62,442
Accumulated deficit	(45,437)	(43,874)
Accumulated other comprehensive loss	(733)	(439)
Total stockholders' equity	17,039	18,131
Total liabilities and stockholders' equity	$97,756	$78,325

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Operating income	$1,310	$1,466	$4,923	$3,539
Depreciation and amortization	2,366	1,171	7,296	3,896
Restructuring costs, employee termination and other items	-	-	701	958
Non-cash compensation	170	117	610	572
Adjusted EBITDA	$3,846	$2,754	$13,530	$8,965

CONTACT:
For GTT media inquiries, please contact:
Michelle Reilly, 1-703-442-5582
Director, Marketing Operations
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries, please contact:
Nazir Rostom, 1-703-442-5586
Director, Finance
nazir.rostom@gt-t.net